Exhibit 8(j)(1)

                      BANK OF AMERICA CORPORATION GUARANTEE

      GUARANTEE dated as of [______________], 2002 by Bank of America Corporation (the "Guarantor"), in favor of Merrill Lynch Principal Protected
Trust on behalf of its series Merrill Lynch Fundamental Growth Principal Protected Fund (the "Guaranteed Party").

      To induce the Guaranteed Party to enter into the Financial Warranty Agreement (the "Financial Warranty Agreement"), dated as of [____________], 2002 among the Guaranteed Party, Merrill Lynch Investment Managers, L.P., as
investment adviser, and Main Place Funding, LLC, as financial warrantor ("Warranty Provider") and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor hereby irrevocably and unconditionally guarantees to the Guaranteed Party, with effect from the date of the Financial Warranty to be issued by Warranty Provider under the Financial Warranty Agreement (the "Financial Warranty"), all present and future obligations of Warranty Provider to the Guaranteed Party arising out of the Financial Warranty Agreement and the Financial Warranty; provided, that the
Guarantor does not guarantee hereunder any obligations of Warranty Provider arising out of other transactions not governed by the Financial Warranty
Agreement or the Financial Warranty. Upon failure of Warranty Provider punctually to fulfill any such obligation, and upon written demand by the Guaranteed Party to the Guarantor, the Guarantor agrees to fulfill, or cause to be fulfilled, to the extent such obligation is not performed, the performance of such obligation; provided, that delay by the Guaranteed Party in giving such demand shall in no event affect the Guarantor's obligations under this Guarantee; provided further, that any single or partial exercise by the Guaranteed Party of any right, remedy or power granted hereunder to the Guaranteed Party shall not impair or waive any such right, remedy or power of the Guaranteed Party. Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by law or by another agreement shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time.

      The Guarantor hereby agrees that its obligations hereunder shall be continuing and unconditional and will not be discharged except by full and complete satisfaction of all present and future obligations of Warranty Provider to the Guaranteed Party arising out of the Financial Warranty Agreement and the Financial Warranty, irrespective of any claim as to the validity, regularity or enforceability of the Financial Warranty Agreement or the Financial Warranty, or the lack of authority of Warranty Provider to execute the Financial Warranty Agreement or the Financial Warranty; or any change in or amendment to the Financial Warranty Agreement or the Financial Warranty; or any waiver or consent by the Guaranteed Party with respect to any provisions thereof; or the absence of any action to enforce the terms of the Financial Warranty Agreement or the Financial Warranty, or the recovery of any judgment against Warranty Provider or of any action to enforce a judgment against Warranty Provider under the terms of the Financial Warranty Agreement or the Financial Warranty or any other circumstance relating to the Guarantor's obligations hereunder that might otherwise constitute a legal or equitable discharge or defense of this Guarantee.


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            The  Guarantor  hereby  waives  diligence,  presentment,  demand  on
Warranty Provider for delivery or otherwise, filing of claims, requirement of a prior proceeding against Warranty Provider and protest or notice. This Guarantee is a guarantee of performance and not of collection. If at any time any delivery or payment by Warranty Provider under the Financial Warranty Agreement or the Financial Warranty is rescinded or must be otherwise restored or returned by the Guaranteed Party upon the receivership, insolvency, bankruptcy or reorganization of Warranty Provider or the Guarantor or otherwise, the Guarantor's obligations hereunder with respect to such delivery or payment shall be reinstated upon such restoration or return being made by the Guaranteed Party.

            The Guarantor agrees to pay on demand all fees and out of pocket expenses (including the reasonable fees and expenses of any Guaranteed Party's counsel) in any way relating to the enforcement or protection of the rights of the Guaranteed Party hereunder; provided, that the Guarantor shall not be liable for any expenses of the Guaranteed Party if no delivery or payment under this Guarantee is due. The Guarantor reserves the right to assert defenses that Warranty Provider may have to any delivery or payment to the Guaranteed Party under the Financial Warranty Agreement or the Financial Warranty other than defenses arising from the bankruptcy or insolvency of Warranty Provider and other defenses expressly waived hereby.

            The Guarantor represents to the Guaranteed Party as of the date hereof that:

      1. It is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has full power and legal right to execute and deliver this Guarantee and to perform the provisions of this Guarantee on its part to be performed.

      2. Its execution, delivery and performance of this Guarantee have been and remain duly authorized by all necessary corporate action and do not contravene any provision of its certificate of incorporation or by-laws, as amended, or any law, regulation or contractual restriction binding on it or its assets.

      3. All consents, licenses, authorizations, approvals and clearances (including, without limitation, any necessary exchange control approval) and notifications, reports and registrations requisite for its due execution, delivery and performance of this Guarantee have been obtained from or, as the case may be, filed with the relevant governmental authorities having jurisdiction and remain in full force and effect and all conditions thereof have been duly complied with and no other action by, and no notice to or filing with, any governmental authority having jurisdiction is required for such execution, delivery or performance.

      4. This Guarantee is its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights or by general equity principles.

      5. By accepting this Guarantee, the Guaranteed Party agrees that the Guarantor shall be subrogated to all rights of the Guaranteed Party against Warranty Provider in respect of any delivery or payment made by the Guarantor pursuant to this Guarantee; provided, however, that the Guarantor shall not exercise or be entitled to receive any payments arising out of, or based upon such right of subrogation


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

until all obligations under the Financial Warranty Agreement and the Financial Warranty shall have been paid in full to the Guaranteed Party.

            Neither the Guarantor nor the Guaranteed Party may assign its rights, interests or obligations hereunder to any other person (except by operation of law) without the prior written consent of the Guarantor or the Guaranteed Party, as the case may be.

            All notices or demands on the Guarantor shall be deemed effective when received, shall be in writing and shall be delivered by hand or by registered mail, or by facsimile transmission promptly confirmed by registered mail, addressed to the Guarantor at:

                         Bank of America Corporation
                         c/o Banc of America Securities LLC
                         9 West 57th Street
                         New York, NY  10019
                         Attention:  William C. Caccamise
                         Facsimile:  (212) 847-5124

or to such other address or facsimile number as the Guarantor shall have notified the Guaranteed Party in a written notice delivered to the Guaranteed Party in accordance with the Financial Warranty Agreement.

            This Guarantee shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Laws but excluding all other choice of law and conflicts of law rules). All capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Financial Warranty Agreement.

                                              BANK OF AMERICA CORPORATION

                                              By: _____________________________
                                              Name:
                                              Title:


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